Exhibit 99.2

Novavax Promotes John J. Trizzino to Expanded Role as
Chief Business Officer and Chief Financial Officer

Gaithersburg, MD, March 14, 2018 – Novavax, Inc., (Nasdaq: NVAX) today announced the promotion of John J. Trizzino to Senior Vice President, Chief Business Officer (CBO) and Chief Financial Officer (CFO). Mr. Trizzino has been serving as Senior Vice President, Commercial Operations, since 2014. As CBO at Novavax, he is now responsible for all pre-commercial and commercial launch strategy and execution as well as public relations. As CFO, he is now responsible for financial reporting, corporate funding, and investor relations.

“At this critical inflection point for Novavax, during which we are readying to become a commercial company, John is the right person to step into this expanded role,” said Stanley C. Erck, Novavax President and CEO. “John’s history as a strong executive leader coupled with his background in commercial/business development and corporate/financial operations will play an integral role as we continue to progress the clinical development of our pipeline of vaccines towards the marketplace.”

Mr. Trizzino originally joined Novavax in 2009 with a broad range of experiences in small to large publicly-held companies. He has an extensive background in the vaccine market with previous roles overseeing commercialization, vaccine policy, strategic development, business development, financing, investor relations and public relations. During his tenure as CEO of Immunovaccine Inc., Mr. Trizzino successfully led the company into clinical development of its lead candidate, while successfully securing the required funding commitments in the equity market as well as non-dilutive sources. Prior to his tenures at Novavax and Immunovaccine, Mr. Trizzino had leadership responsibilities at MedImmune, LLC, an AstraZeneca company, ID Biomedical and Henry Schein, Inc., all focused on infectious disease vaccine markets.

“With Novavax poised to bring the world’s first RSV vaccine to market as we, in parallel, advance our seasonal NanoFlu™ influenza vaccines, I am thrilled to take on this expanded role that includes driving investor interest and leading our financial strategy,” said Mr. Trizzino. “I am proud to be part of the Novavax team that has taken us to this point and look forward to advancing our development activities for the combined benefit of global public health and the company’s financial success.”

About Novavax

Novavax, Inc. (Nasdaq:NVAX) is a clinical-stage biotechnology company committed to delivering novel products to prevent infectious diseases. Our RSV and influenza nanoparticle vaccine candidates are Novavax’ most advanced clinical programs and are at the forefront of the Company’s efforts to improve global health. Additional information about Novavax is available on the Company's website, novavax.com.

Forward-Looking Statements

Statements herein relating to the future of Novavax and the ongoing development of its vaccine and adjuvant products are forward-looking statements. Novavax cautions that these forward looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those identified under the heading “Risk Factors” in the Novavax Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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